Exhibit 99.1

FOR IMMEDIATE RELEASE

PILGRIM’S ACQUIRES MOY PARK FOR $1.3 BILLION (£1.0 BILLION)

Creates Leading Global Poultry and Prepared Foods Company

Increases Pilgrim’s Geographic Diversity by Expanding Operations Across the UK and Continental Europe

Transaction Expected to be Immediately Accretive to Pilgrim’s EPS

Company to Host Conference Call Today at 8:00 a.m. ET to Discuss Transaction

GREELEY, Colo., September 11, 2017 – Pilgrim’s Pride Corporation (Nasdaq: PPC) (“Pilgrim’s” or the “Company”) today announced that it has acquired Moy Park, a leading poultry and prepared foods supplier with operations in the United Kingdom and Continental Europe, from JBS S.A., in a transaction valuing the equity interest of Moy Park at approximately $1.0 billion (or approximately £790 million based on a 1.31 exchange rate as of September 8, 2017), implying an enterprise value of approximately $1.3 billion (or approximately £1.0 billion). The transaction was unanimously approved by a Special Committee of the Pilgrim’s Board of Directors. Comprised entirely of independent equity directors elected to the Board by a vote controlled by the shareholders unaffiliated with JBS S.A., the Special Committee was delegated the full authority of the Pilgrim’s Boards of Directors with respect to the transaction.

“We are pleased to announce the acquisition of Moy Park, which will position Pilgrim’s to become a global player, with an improved and more stable margin profile on the chicken business and an expanded portfolio of prepared foods,” said Bill Lovette, Pilgrim’s Chief Executive Officer. “Following our successful acquisitions of GNP and the assets in Mexico, Moy Park represents a logical next step in the evolution of our geographical and brands footprint. The acquisition gives us access to the attractive UK and European markets, which advances our strategy of diversifying our portfolio to be more global while reducing volatility across our businesses. We will have new business opportunities through the addition of Moy Park’s fully integrated poultry production platform and its strong presence in prepared foods. Moy Park strengthens Pilgrim’s’ leading portfolio of brands and brings strong value-added innovation capabilities, access to new markets, a best-in-class production platform and strong farmer partner relationships. In addition, Moy Park shares Pilgrim’s long-standing commitment to become the best and most respected company in our industry.”

Mr. Lovette continued, “We welcome the talented Moy Park team members and management team, led by Janet McCollum, to Pilgrim’s, and we look forward to working closely with them and their family farm partners to drive growth and deliver value for our shareholders.”

Janet McCollum, Chief Executive of Moy Park, said, “This announcement is a positive development for Moy Park and all our colleagues employed across the business. Pilgrim’s is one of the leading chicken producers in the world with a proven track record and we see great opportunities for Moy Park as part of this successful business. Joining Pilgrim’s gives us the opportunity to accelerate our growth plans, share best practices and leverage Pilgrim’s expertise and operational excellence. Moy Park will provide Pilgrim’s with a platform for growth in Europe as well as access to innovation and increased exposure to prepared foods. Both Moy Park and Pilgrim’s have a long heritage in agriculture and poultry production going back over 70 years and we share the same values. We look forward to this new and exciting phase of Moy Park’s development as we continue to meet and exceed the needs of our customers and consumers, providing fresh, locally-sourced poultry and top quality, innovative products.”

Since its founding in Northern Ireland in 1943, Moy Park has established a strong reputation for providing fresh, high-quality and locally farmed poultry products, as well as a track record of delivering top quartile profit growth. As a top 10 UK food company and one of Europe’s leading poultry producers, Moy Park brings to Pilgrim’s a fully integrated, market-leading platform with more than 800 farmers across the UK. Moy Park processes more than 5.7 million birds per week and has 13 processing plants located in the UK, Ireland, France and the Netherlands supplying major food retailers and restaurant chains in the UK and Continental Europe. Pilgrim’s anticipates incremental annual revenue of approximately $2.0 billion as a result of the transaction.

Pilgrim’s expects to achieve approximately $50 million in annualized synergies over the next two years, primarily from the optimization of sourcing and production, and cost savings in purchasing, production, logistics and SG&A. Pilgrim’s expects the combination to be immediately accretive to earnings per share.

Company Approvals

The transaction was negotiated and unanimously approved by a Special Committee of the Pilgrim’s Board of Directors, which is comprised of three independent equity directors, David E. Bell, Michael L. Cooper and Charles Macaluso. The Special Committee was advised independently and had been granted full authority over all aspects of the transaction by the Board of Directors.

Mr. Cooper, Chairman of the Special Committee, said, “The independent directors on the Special Committee conducted a comprehensive review of the transaction, including the valuation and the potential strategic benefits of this acquisition. Based on this review, which included receipt of a fairness opinion from our independent financial advisor, we unanimously believe that the acquisition of Moy Park on the terms we negotiated is in the best interest of Pilgrim’s and its shareholders.”

Management and Headquarters

Pilgrim’s believes in the importance of its local business model and is committed to its team members across its global operations. Moy Park will remain headquartered in Craigavon, Northern Ireland. The Moy Park management team, led by Janet McCollum, will continue to lead the business, and the rest of the Moy Park employee base will remain in place. Moy Park will operate as a business unit within Pilgrim’s and will maintain its day-to-day operations and strategic focus.

Financing

The transaction was funded by a combination of Pilgrim’s cash on hand, existing credit facilities and a Subordinated Seller Financing Note issued by a wholly-owned subsidiary of Pilgrim’s to JBS S.A., which the Company intends to replace with the issuance of permanent financing. Pilgrim’s believes that its strong cash flow generation and the additional cash flow resulting from the acquisition will allow the company to maintain its strong credit profile while providing ample free cash flow for delevering and facilitating further strategic acquisitions.

Advisors

Barclays is acting as financial advisor to Pilgrim’s. Evercore is acting as financial advisor to the Special Committee of the Pilgrim’s Board of Directors and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor.

Conference Call Information

Pilgrim’s will host a conference call and webcast today, September 11, 2017, at 6:00 a.m. MT (8:00 a.m. ET) to discuss the transaction.

To access the conference call, please dial (866) 610-1072 from the U.S. or (973) 935-2840 from outside the U.S. and provide the conference code, 78909815. Supporting materials, as well as a link to an audio webcast of the conference call, will be available in the investor section of Pilgrim’s website at www.pilgrims.com under “Events.” Please note that to submit a question to management during the call, you must be logged in via telephone. Replays of the conference call can be accessed by dialing (800) 585-8367 from the U.S. or (404) 537-3406 from outside the U.S. The replay confirmation code is 78909815. A replay will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

About Pilgrim’s Pride Corporation

Pilgrim’s employs approximately 42,000 people and operates chicken processing plants and prepared-foods facilities in 14 states in America, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors and offers a portfolio of well-known brands including Gold Kist, County Post, Pierce Chicken, Pilgrim’s Pride and GNP. For more information, please visit www.pilgrims.com.

About Moy Park

Moy Park is one of the UK’s top 10 food companies, Northern Ireland’s largest private sector business and one of Europe’s leading poultry producers. With 13 processing and manufacturing units in Northern Ireland, UK, France, the Netherlands and Ireland, the company processes 5.7 million birds per week, in addition to producing around 200,000 tons of prepared foods per year. Its product portfolio comprises fresh and added-value poultry, ready-to-eat meals, breaded and multi-protein frozen foods, vegetarian foods and desserts, supplied to major food retailers and restaurant chains in the United Kingdom and Continental Europe.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of the Company and its management are considered forward-looking statements. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, but are not limited to: the Company’s ability to manage and integrate the acquired business (including realizing expected benefits of the transaction); the risk of potential disruption to relationships with employees, suppliers and customers of the acquired business; the risk that stockholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in the Company’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of the Company’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, the Company’s leverage; changes in laws or regulations affecting the Company’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause the Company to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of the Company’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016 (as filed with the Securities and Exchange Commission on February 9, 2017, and as amended on March 3, 2017) and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Pilgrim’s Pride

Investors:

Contact: Dunham Winoto

Director, Investor Relations

Pilgrim’s Pride Corporation

IRPPC@pilgrims.com

(970) 506-8192

www.pilgrims.com

Media:

Meaghan Repko / Alyssa Cass / Michael Landau

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Moy Park

Media:

Jacinta Parkhill / Clare Daly

Morrow Communications

+44 (0) 28 9039 3837